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                                                                   Exhibit 10.35

                           INDEMNIFICATION AGREEMENT


          AGREEMENT, dated as of __________________, between INTEREP NATIONAL RADIO SALES, INC., a New York corporation (the "Company"), and
______________________ ("Indemnitee").

                                W I T N E S S E T H:
                                -------------------

          WHEREAS, qualified individuals may be reluctant to serve corporations as directors and officers unless provided with adequate protection through insurance and indemnification against the risk of claims and actions against them arising out of their activities as directors and officers;

          WHEREAS, the Company wishes to attract and retain such persons to serve as its directors and officers and it is acknowledged to be in the best interests of the Company and its stockholders to do so;

          WHEREAS, the By-Laws and Certificate of Incorporation of the Company require the Company to indemnify its directors and officers to the fullest extent permitted by applicable law, and Indemnitee has agreed to serve as ____________________________________ of the Company, in part in reliance thereon;

          WHEREAS, in this regard, the Company deems it appropriate to obligate itself contractually to indemnify its directors and officers to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified, and such obligation is permitted by the By-laws and the Certificate of Incorporation of the Company; and

          WHEREAS, Indemnitee is willing to serve as an officer of the Company on the condition that he be so indemnified;

          NOW, THEREFORE, the parties agree as follows:

          1. Indemnification. Indemnitee agrees to serve as a Vice President and as the Chief Financial Officer of the Company. In consideration of such agreement, and of such service, the Company shall, to the fullest extent permitted by applicable law as in effect from time to time, indemnify Indemnitee if he is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he is or was a director, officer, employee, agent or consultant of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or consultant of another corporation or of a partnership, joint venture, trust or other enterprise, whether
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the basis of any such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys' fees, judgments, fines, and amounts paid or to be paid in settlement) (collectively, "Losses") actually and reasonably incurred by him in connection with such Proceeding.

          2. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expense (including but not limited to attorneys' fees and expenses) actually and reasonably incurred by him or on his behalf in connection therewith. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself,
               ---- ----------
adversely affect the right of Indemnitee to indemnification or create any presumption with respect to any standard of conduct or belief or any other matter which might form a basis for a determination that Indemnitee is not entitled to indemnification.

          3. Determination of Entitlement of Indemnification. Upon written request by Indemnitee for indemnification pursuant to Section 1 hereof, the entitlement of the Indemnitee to indemnification pursuant to this Agreement shall be determined by the following, who shall be empowered to make such determination: (a) the Board of Directors of the Company by a majority vote of a quorum consisting of Disinterested Directors (as defined below), (b) if such a quorum is not obtainable or, even if obtainable, if the Board of Directors by the majority vote of Disinterested Directors so directs, by Independent Counsel (as defined below) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee or (c) by the Company's shareholders.
Any Independent Counsel shall be selected by the Board of Directors and shall be reasonably acceptable to Indemnitee. Such determination shall be made not later than 30 days after receipt by the Company of such information as is reasonably necessary for such determination.

          Any costs or expenses (including but not limited to attorneys' fees and expenses) incurred by Indemnitee in connection with his request for indemnification hereunder shall be borne by the Company, and the Company agrees to indemnify and hold Indemnitee harmless from such costs and expenses irrespective of the outcome of the determination of Indemnitee's entitlement to indemnification. The person making such determination shall presume that Indemnitee is entitled to indemnification pursuant to the terms of this Agreement. If no determination of entitlement is made within 30 days after the Company's receipt of the request therefor, Indemnitee shall be absolutely entitled to such indemnification, absent (i) a misstatement of a material fact in the request for indemnification or an omission of a material fact necessary to make the statements in such request not materially misleading, or (ii) a prohibition of such indemnification under applicable law. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all)

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of the application for indemnification, such person shall reasonably prorate such partial indemnification among such claims, issues or matters.

          For purposes of this Agreement, the term "Disinterested Director" shall mean a director of the Company who is not or was not a party to the action, suit, investigation or proceeding in respect of which indemnification is being sought by Indemnitee, and the term "Independent Counsel" shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement.

          If it is determined that the requested indemnification is not permitted, in whole or in part, under applicable law, Indemnitee shall have the right to commence litigation in any court having subject matter jurisdiction thereof and in which venue is proper seeking an order or judgment by the court awarding the indemnification denied by the determination or challenging the determination or any aspect thereof.

          4. Advancement of Expenses and Costs. All reasonable expenses and costs incurred by Indemnitee (including but not limited to attorneys' fees, retainers and advances of disbursements required by Indemnitee) in defending a Proceeding by reason of the fact that he is or was a director, officer, employee, agent or consultant of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or consultant of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of any such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be paid by the Company in advance of the final disposition of such Proceeding; provided, however, that any claim for advancement of such expenses or costs submitted from time to time by Indemnitee shall be accompanied by (i) a statement setting forth in reasonable detail the expenses and costs incurred by him in connection therewith and (ii) an undertaking by or on behalf of Indemnitee to repay such amount if it is ultimately determined that Indemnitee is not entitled to be indemnified against such expenses and costs by the Company as provided by this agreement or otherwise. Such expenses shall be paid by the Company within 20 days after receipt of any such statement and undertaking.

          5. Other Rights to Indemnification. The indemnification and advancement of expenses (including but not limited to attorneys' fees and expenses) and costs provided by this agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of any agreement, the

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Company's By-laws, the Company's Certificate of Incorporation, vote of stockholders or Disinterested Directors, provision of law, or otherwise.

          6. Survival of Agreement. This Agreement shall continue in full force and effect notwithstanding that Indemnitee may cease to occupy any or all of the positions described in Section 2 of this Agreement. No amendment of any provision of this Agreement or of applicable law shall remove, abridge or adversely affect any right of indemnification or any other benefits of Indemnitee hereunder with respect to any Proceeding involving an act or omission which occurred prior to such amendment or repeal. This Agreement shall be binding on the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his spouse, assigns, heirs, devisees, executors, administrators or other legal representatives.

          7. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

          8. No Effect on Employment. This Agreement does not constitute a contract of employment or an offer of such a contract which can be accepted. The right of the Company to remove Indemnitee from any office he holds or to terminate (whether by dismissal, discharge, retirement or otherwise) Indemnitee's employment with the Company at any time at will, or as otherwise provided by an agreement between the Company and Indemnitee, is specifically reserved.

          9. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

          10. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

          11. Modification and Waiver. No modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

          12. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification covered hereunder, either civil, criminal or investigative.

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          13.  Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

          (a)  If to Indemnitee:

               to the address set forth below.

          (b)  If to the Company:

               Interep National Radio Sales, Inc.
               100 Park Avenue
               New York, New York 10017

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

          14. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                         INTEREP NATIONAL RADIO SALES, INC.


By                              By
  ____________________________    ________________________________


                                  ________________________________
                                       [                     ]


                                Address:

                                _____________________________

                                _____________________________

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